Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option plan of Coastal Caribbean Oils & Minerals, Ltd. of our report dated January 12, 1999, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd. in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                            /s/ Ernst & Young LLP


Stamford, Connecticut
February 1, 1999